 As filed with the Securities and Exchange Commission on August 27, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________
Affirm Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-2224323
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
221 Main Street, Floor 6
San Francisco, CA 94105
(415) 960-1518
(Address of principal executive offices) (Zip code)
_________________
Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan
Affirm Holdings, Inc. 2020 Employee Stock Purchase Plan
(Full titles of the plans)
Max Levchin
Chief Executive Officer
221 Main Street, Floor 6
San Francisco, CA 94105
(415) 960-1518
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_________________
Copies to:

Katherine Adkins
Chief Legal Officer
221 Main Street, Floor 6
San Francisco, CA 94105
(415) 960-1518

Sean Feller
Gibson, Dunn & Crutcher LLP
2000 Avenue of the Stars, Suite 1200
Los Angeles, CA 90067-4700
(310) 552-8500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Affirm Holdings, Inc., a Nevada corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 16,858,785 additional shares of its Class A common stock, par value $0.00001 per share (“Common Stock”), under the Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan (the “2012 Stock Plan”) and 3,371,757 additional shares of Common Stock under the Affirm Holdings, Inc. 2020 Employee Stock Purchase Plan (the “ESPP,” and together with the 2012 Stock Plan, the “Plans”) pursuant to the respective provisions of the Plans providing for an automatic annual increase in the number of shares of Common Stock reserved for issuance under the Plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on January 13, 2021 (Registration No. 333-252068), February 2, 2021 (Registration No. 333-252644), September 17, 2021 (Registration No. 333-259614), August 29, 2022 (Registration No. 333-267141), August 25, 2023 (Registration No. 333-274219), August 28, 2024 (Registration No. 333-281828), and August 28, 2025 (Registration No. 333-289923). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description

4.1(1)	Articles of Incorporation

4.2(2)	Bylaws

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP, independent registered public accountant

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1(3)	Amended and Restated 2012 Stock Plan

99.2(4)	2020 Employee Stock Purchase Plan

107.1*	Filing Fee Table
(1)Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2025.
(2)Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2025.
(3)Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2022, filed with the Commission on February 8, 2023.
(4)Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1/A, filed with the Commission on November 20, 2020.

*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 27th day of August, 2026.

AFFIRM HOLDINGS, INC.

By:	/s/ Max Levchin
Max Levchin
Chief Executive Officer

POWER OF ATTORNEY
The undersigned directors and officers of the Registrant hereby constitute and appoint Max Levchin, Rob O’Hare and Katherine Adkins, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 27, 2026.

Signature	Capacity

/s/ Max Levchin
Max Levchin	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

/s/ Rob O’Hare
Rob O’Hare	Chief Financial Officer (principal financial officer)

/s/ Siphelele Jiyane
Siphelele Jiyane	Chief Accounting Officer (principal accounting officer)

/s/ Richard Galanti
Richard Galanti	Director

/s/ Brian D. Hughes
Brian D. Hughes	Director

/s/ Jeremy Liew
Jeremy Liew	Director

/s/ Libor Michalek
Libor Michalek	President and Director

/s/ Christa S. Quarles
Christa S. Quarles	Director

/s/ Jacqueline D. Reses
Jacqueline D. Reses	Director

/s/ Manolo Sanchez
Manolo Sanchez	Director

/s/ Ryan Schneider
Ryan Schneider	Director

/s/ Noel Watson
Noel Watson	Director